UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 26, 2010

TERRESTAR CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33546	93-0976127
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

12010 Sunset Hills Road
Reston, VA	20190
(Address of Principal	(Zip Code)
Executive Offices)

Registrant’s telephone number, including area code:  703-483-7800

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

As previously disclosed, TerreStar Corporation, a Delaware corporation (“Company”), and its subsidiary TerreStar 1.4 Holdings LLC, a Delaware limited liability company (“1.4 Holdings”), entered into a Spectrum Manager Lease Agreement, dated September 17, 2009, as amended on October 7, 2009 (“Lease Agreement”) with One Dot Four Corp., a Delaware corporation (“Lessee”) to lease a certain 1.4GHz spectrum for which 1.4 Holdings holds Federal Communications Commission licenses.  Lessee is an affiliate of Harbinger Capital Partners Master Fund I, Ltd., which, along with its affiliates (“Harbinger”), is a significant holder of the Company’s securities.

On January 26, 2010, in exchange for a $30,000,000 prepayment of amounts that may become due under the Lease Agreement (“Prepayment”), the Company and its subsidiary TerreStar Networks Inc. (“Networks”) entered into an Exclusivity Agreement (“Exclusivity Agreement”) with Harbinger whereby the Company agreed that, for a period of 90 days from the date of the Exclusivity Agreement, it would negotiate in good faith on an agreement under which S-band spectrum licensed to a subsidiary of the Company (“S-band Spectrum”) would be pooled with other spectrum to provide mobile communications services, and the Company would not (i) solicit or encourage the submissions of proposals or offers relating to the S-band Spectrum from any person other than Harbinger, (ii) enter into any written or oral agreement relating to the S-band Spectrum with any person other than Harbinger, nor (iii) participate in discussions or negotiations with, or furnish any non-public information to, any person in connection with a possible transaction regarding the S-band Spectrum the effect of which would grant any third party rights with respect to the S-band Spectrum that would interfere with or obstruct the use of the S-band Spectrum by Harbinger or otherwise make it unavailable for use by Harbinger or limit the ability of the Company or Harbinger to enter into a transaction regarding the S-band Spectrum.

The Company, Networks and 1.4 Holdings entered into a letter agreement (“Letter Agreement”) with Harbinger and the Lessee concerning the Prepayment.  Pursuant to the Letter Agreement any remaining unamortized portion of the Prepayment that would not otherwise have been paid under the Lease Agreement will be refunded to Lessee if (i) the Lease Agreement is terminated in accordance with its terms, (ii) the Company or any of its affiliates (other than Harbinger) terminates the Exclusivity Agreement in accordance with its terms, (iii) the Company or any of its affiliates (other than Harbinger) breaches the Exclusivity Agreement in any material respect, (iv) the Company does not obtain, or is unable to obtain, any consents necessary to enter into and effect the S-band Spectrum agreement, or (v) the Company or its subsidiaries does not have, or ceases to have, rights to all or substantially all of the S-band Spectrum.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TERRESTAR CORPORATION

By:	/s/ Douglas Brandon
Douglas Brandon
General Counsel & Secretary

Date:  January 26, 2010

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